UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Palvella Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 W. Lancaster Ave, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 253-1461

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PVLA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2026, Palvella Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives (the “Representatives”) of the underwriters listed in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 1,600,000 shares (the “Firm Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $125.00 (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, for a period of 30 days after the date of the Prospectus Supplement (as defined below), to purchase up to an additional 240,000 shares of the Company’s Common Stock (the “Option Shares”, together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions.

The Company estimates that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $187.3 million. The Company intends to use the net proceeds from the Offering, together with existing cash, cash equivalents and marketable securities, to support the development of its programs, including QTORIN rapamycin and QTORIN pitavastatin, and for working capital and other general corporate purposes, including research and development expenses. The Company expects the Offering to close on or about February 27, 2026, subject to the satisfaction of customary closing conditions. All of the Shares are being sold by the Company.

The Company made certain customary representations, warranties and covenants concerning the Company, the registration statement and the Prospectus Supplement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to a prospectus supplement, dated February 25, 2026 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (“SEC”) on February 26. 2026 and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-292544), filed with the SEC on January 2, 2026 and declared effective by the SEC on January 29, 2026. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares.

The foregoing description of the Underwriting Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the opinion of Brownstein Hyatt Farber-Schreck, LLP, relating to the validity of the Shares in connection with the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 25, 2026, by and among Palvella Therapeutics, Inc. and TD Securities (USA) LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated.
5.1	Opinion of Brownstein Hyatt Farber-Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber-Schreck, LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palvella Therapeutics, Inc.

Date: February 26, 2026	By:	/s/ Matthew Korenberg
Matthew Korenberg
Chief Financial Officer